Exhibit 99.2

News Release For Immediate Release http://www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Corporation Board Elects Michael J. Cave as
New Member, Declares Quarterly Dividend

BROOMFIELD, Colo., Oct. 29, 2014 — Ball Corporation’s (NYSE: BLL) board of directors today elected Michael J. Cave, retired senior vice president from The Boeing Company, to serve as a director of the Corporation.
Cave served Boeing for 31 years, most recently as president of Boeing Capital Corp., a wholly owned Boeing subsidiary responsible for arranging, structuring and providing financing for Boeing’s commercial airplane and space and defense products. Prior to that, he served as senior vice president of business development and strategy for the corporation; senior vice president and general manager for Boeing’s commercial airplane programs; chief financial officer of Boeing Commercial Airplanes, and vice president of finance for Boeing Information, Space & Defense Systems. Cave currently serves on the board of directors for Harley-Davidson, Inc. and Aircastle Limited.
The board also declared a cash dividend of 13 cents per share, payable Dec. 15, 2014, to shareholders of record as of Dec. 1, 2014. Ball will report its third quarter 2014 earnings on Thursday, Oct. 30, 2014. Conference call details are below.
        Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 14,500 people worldwide and reported 2013 sales of $8.5 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Conference Call Details
Ball Corporation will hold its regular quarterly conference call on the company’s results and performance on Thursday, Oct. 30, at 9 a.m. Mountain Time (11 a.m. Eastern). The North American toll-free number for the call is 800-909-4197. International callers should dial 303-223-0118. Please use the following URL for a webcast of the live call:
http://edge.media-server.com/m/p/chheg3e2/lan/en

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain Time on Oct. 30, 2014, until 11 a.m. Mountain Time on Nov. 6, 2014. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21735281. A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com/investors under “news and presentations.”

Forward-Looking Statements
This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10–K, which

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

are available on our website and at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; successful or unsuccessful acquisitions and divestitures; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt.

# # #

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2